Exhibit 99

NEWS RELEASE

HELMERICH & PAYNE, INC. / 1437 SOUTH BOULDER AVENUE / TULSA, OKLAHOMA

November 13, 2014

HELMERICH & PAYNE, INC. ANNOUNCES FISCAL YEAR-END RESULTS AND ADDITIONAL NEW BUILD CONTRACTS

Helmerich & Payne, Inc. (NYSE: HP) reported net income of $708.7 million ($6.46 per diluted share) and operating revenues of $3.7 billion for its fiscal year ended September 30, 2014, compared to net income of $736.6 million ($6.79 per diluted share) and operating revenues of $3.4 billion for its prior fiscal year ended September 30, 2013.  Included in net income (earnings) per diluted share corresponding to fiscal 2014 were $0.25 of after-tax gains from the sale of investment securities, $0.12 of after-tax gains related to the sale of used drilling equipment, and $0.14 of after-tax losses from abandonment charges related to certain decommissioned conventional land rigs and other used drilling equipment.  Included in net income per diluted share corresponding to fiscal 2013 were $0.91 of after-tax gains from the sale of investment securities, $0.11 of after-tax gains from the sale of used drilling equipment, and $0.05 of after-tax losses from abandonment charges related to used drilling equipment.

Net income for the fourth fiscal quarter of 2014 was $168.7 million ($1.53 per diluted share) from record operating revenues of $985.0 million, compared to net income of $159.8 million ($1.47 per diluted share) from operating revenues of $864.5 million during the fourth fiscal quarter of 2013, and net income of $192.3 million ($1.75 per diluted share) from operating revenues of $952.1 million for the third quarter of fiscal 2014.  Included in net income per diluted share corresponding to this year’s fourth fiscal quarter are $0.05 of after-tax gains related to the sale of used drilling equipment and $0.11 of after-tax losses from abandonment charges related to certain decommissioned conventional land rigs and other used drilling equipment.  Included in net income per diluted share corresponding to last year’s fourth fiscal quarter are $0.03 of after-tax gains related to the sale of used drilling equipment and $0.02 of after-tax losses from abandonment charges related to used drilling equipment.  Included in net income per diluted share corresponding to this year’s third fiscal quarter are $0.13 of after-tax gains from the sale of investment securities, $0.01 of after-tax gains related to the sale of used drilling equipment, and $0.01 of after-tax losses from abandonment charges related to used drilling equipment.

President and CEO John Lindsay commented, “The Company reported all-time record annual levels of revenue, operating income and drilling activity.  We are also pleased to report that we have entered into agreements to build and operate six additional FlexRigs®* in the U.S., totaling 89 new build FlexRigs contracted over the past 14 months with 48 of those rigs already activated.  Our ability to create value for our customers and to contract FlexRigs sponsored with multi-year term contracts generates attractive economic returns for our shareholders.

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November 13, 2014

“While oil price levels have created greater uncertainty about future drilling activity, the actual effects of evolving market conditions on incremental new builds and pricing are at this point hard to determine.  Although it would not be surprising given our experience in recent years to see commodity conditions somewhat improve and U.S. land drilling activity continue to be resilient, H&P is very well prepared for any type of softening in the market.  The Company has a very strong combination of customer service reputation, fleet quality, term contract coverage, customer base and financial strength that provides us with an unparalleled competitive advantage. Through the cyclical highs and lows, our ability to respond to customers more quickly than our peers with high-horsepower, high specification, premium AC drive rigs, has allowed the Company to capture significant market share.”

Operating Segment Results

Segment operating income for the Company’s U.S. land operations was $258.6 million for the fourth quarter of fiscal 2014, compared with $235.8 million for last year’s fourth fiscal quarter and $271.1 million for this year’s third fiscal quarter.  As compared to the third fiscal quarter of this year, segment operating income decreased as a result of abandonment (non-cash) charges of approximately $17 million incurred during the fourth fiscal quarter related to used drilling equipment and to the decommissioning of nine conventional land rigs at the end of the fiscal year.  These abandonment charges are included with depreciation in the segment.  On the operations front, quarterly revenue days increased by 750 to 26,812, and the average rig revenue per day increased by $38 to $28,164 from the third to the fourth fiscal quarter of 2014.  This daily average rig revenue increase was offset by a sequential increase of $135 in the average rig expense per day to $13,170, which resulted in a decline in the average rig margin per day to $14,994 in the fourth fiscal quarter of 2014, from $15,091 during the prior quarter.  Rig utilization for the segment was 87% for this year’s fourth fiscal quarter, compared with 82% for last year’s fourth fiscal quarter and 88% for this year’s third fiscal quarter.  At September 30, 2014, the Company’s U.S. land segment had 294 contracted and active rigs, including 176 under long-term contracts.

Segment operating income for the Company’s offshore operations was $15.0 million for the fourth quarter of fiscal 2014, compared with $10.3 million for last year’s fourth fiscal quarter and $17.0 million for this year’s third fiscal quarter.  The sequential decline in operating income was attributable to a lower average rig margin per day which decreased from $24,303 to $22,385 during the fourth quarter of fiscal 2014.

The Company’s international land operations reported segment operating income of $5.9 million for this year’s fourth fiscal quarter, compared with $13.9 million for the fourth fiscal quarter of 2013 and $6.6 million for this year’s third fiscal quarter.  The decrease in segment operating income as compared to the third fiscal quarter was attributable to a lower average rig margin per day which decreased from $9,324 to $8,769 during the fourth quarter of fiscal 2014.

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November 13, 2014

Drilling Operations Outlook for the First Quarter of Fiscal 2015

In the U.S. land segment, the Company expects revenue days (activity) to increase by approximately one to two percent during the first fiscal quarter of 2015 as compared to the fourth fiscal quarter of 2014.  The average rig revenue per day is expected to remain flat as compared to the fourth quarter of fiscal 2014, and the average rig expense per day is expected to slightly increase to roughly $13,250 during the first fiscal quarter of 2015.  As of today, the U.S. land segment has 298 active rigs, including 179 under term contracts.

In the offshore segment, the Company expects the average rig margin per day to be approximately $20,000 during the first fiscal quarter of 2015 and revenue days to increase by approximately ten percent as compared to the fourth fiscal quarter of 2014.

In the international land segment, the Company expects both the total number of revenue days and the average rig margin per day to remain relatively flat during the first fiscal quarter of 2015 as compared to the fourth fiscal quarter of 2014.

Capital Expenditures and Other Estimates for Fiscal 2015

The Company’s capital expenditures for fiscal 2015 are expected to be in the range of $1.4 to $1.7 billion, depending primarily on drilling market conditions and incremental demand for additional new FlexRigs during the fiscal year.  Depreciation expense is expected to increase to slightly over $600 million, and general and administrative expenses are estimated at slightly over $140 million for fiscal 2015.

About Helmerich & Payne, Inc.

Helmerich & Payne, Inc. is primarily a contract drilling company.  As of November 13, 2014, the Company’s existing fleet includes 333 land rigs in the U.S., 37 international land rigs, and 9 offshore platform rigs.  In addition, the Company is scheduled to complete another 41 new H&P-designed and operated FlexRigs, all under long-term contracts with customers.  Upon completion of these commitments, the Company’s global fleet is expected to have a total of 411 land rigs, including 373 AC drive FlexRigs.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and such statements are based on current expectations and assumptions that are subject to risks and uncertainties.  All statements other than statements of historical facts included in this release, including, without limitation, statements regarding the registrant’s future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements.  For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q.  As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements.  We undertake no duty to

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November 13, 2014

update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law.

*FlexRig® is a registered trademark of Helmerich & Payne, Inc.

Contact:

Investor Relations

investor.relations@hpinc.com

(918) 588-5190

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November 13, 2014

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended			Fiscal Year Ended
CONSOLIDATED STATEMENTS OF	June 30	September 30		September 30
INCOME	2014	2014	2013	2014	2013

Operating Revenues:
Drilling – U.S. Land	$802,279	$824,210	$707,893	$3,099,954	$2,785,449
Drilling – Offshore	64,554	63,927	54,681	250,811	221,863
Drilling – International Land	81,267	93,391	98,504	355,532	366,841
Other	3,987	3,510	3,458	13,410	13,461
	952,087	985,038	864,536	3,719,707	3,387,614

Operating costs and expenses:
Operating costs, excluding depreciation	515,239	540,458	473,170	2,009,912	1,852,768
Depreciation	128,978	150,371	118,801	523,549	455,623
General and administrative	34,222	34,243	29,903	135,139	126,250
Research and development	3,864	4,159	3,813	15,905	15,235
Income from asset sales	(2,128)	(7,695)	(4,385)	(19,585)	(18,923)
	680,175	721,536	621,302	2,664,920	2,430,953

Operating income	271,912	263,502	243,234	1,054,787	956,661

Other income (expense):
Interest and dividend income	373	267	571	1,583	1,653
Interest expense	(1,435)	(300)	(1,544)	(4,654)	(6,129)
Gain on sale of investment securities	23,882	—	—	45,234	162,121
Other	346	(605)	3,186	(636)	(9)
	23,166	(638)	2,213	41,527	157,636

Income from continuing operations before income taxes	295,078	262,864	245,447	1,096,314	1,114,297
Income tax provision	102,788	94,159	85,650	387,548	392,844
Income from continuing operations	192,290	168,705	159,797	708,766	721,453

Income (loss) from discontinued operations, before income taxes	(11)	(17)	—	2,758	15,186
Income tax provision	—	—	—	2,805	—
Income (loss) from discontinued operations	(11)	(17)	—	(47)	15,186

NET INCOME	$192,279	$168,688	$159,797	$708,719	$736,639

Basic earnings per common share:
Income from continuing operations	$1.77	$1.55	$1.49	$6.54	$6.75
Income from discontinued operations	$—	$—	$—	$—	$.14

Net income	$1.77	$1.55	$1.49	$6.54	$6.89

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November 13, 2014

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended			Fiscal Year Ended
CONSOLIDATED STATEMENTS OF	June 30	September 30		September 30
INCOME	2014	2014	2013	2014	2013

Diluted earnings per common share:
Income from continuing operations	$1.75	$1.53	$1.47	$6.46	$6.65
Income from discontinued operations	$—	$—	$—	$—	$.14

Net income	$1.75	$1.53	$1.47	$6.46	$6.79

Weighted average shares outstanding:
Basic	108,137	108,226	106,522	107,800	106,286
Diluted	109,285	109,300	108,057	109,141	107,879

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HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

	September 30
CONSOLIDATED CONDENSED BALANCE SHEETS	2014	2013

ASSETS
Cash and cash equivalents	$360,909	$447,868
Other current assets	909,251	806,638
Current assets of discontinued operations	7,206	3,705
Total current assets	1,277,366	1,258,211
Investments	236,644	316,154
Net property, plant, and equipment	5,188,544	4,676,103
Other assets	19,307	14,359
TOTAL ASSETS	$6,721,861	$6,264,827

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$504,309	$449,063
Current liabilities of discontinued operations	3,217	3,210
Total current liabilities	507,526	452,273
Non-current liabilities	1,279,369	1,288,332
Non-current liabilities of discontinued operations	3,989	495
Long-term notes payable	40,000	80,000
Total shareholders’ equity	4,890,977	4,443,727

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,721,861	$6,264,827

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November 13, 2014

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

	Years Ended
	September 30
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS	2014	2013

OPERATING ACTIVITIES:
Net income	$708,719	$736,639
Adjustment for (income) loss from discontinued operations	47	(15,186)
Income from continuing operations	708,766	721,453
Depreciation	523,549	455,623
Changes in assets and liabilities	(76,803)	(28,669)
Gain on sale of assets and investment securities	(64,819)	(181,044)
Other	27,881	29,636
Net cash provided by operating activities from continuing operations	1,118,574	996,999
Net cash provided by (used in) operating activities from discontinued operations	(47)	186
Net cash provided by operating activities	1,118,527	997,185

INVESTING ACTIVITIES:
Capital expenditures	(952,892)	(809,066)
Proceeds from sale of assets and investment securities	79,975	260,247
Net cash used in investing activities from continuing operations	(872,917)	(548,819)
Net cash provided by investing activities from discontinued operations	—	15,000
Net cash used in investing activities	(872,917)	(533,819)

FINANCING ACTIVITIES:
Dividends paid	(264,386)	(93,053)
Exercise of stock options	23,250	13,317
Tax withholdings related to net share settlements of restricted stock	(3,049)	(1,677)
Payments for short-term and long-term debt	(115,000)	(40,000)
Excess tax benefit from stock-based compensation	26,616	9,820
Net cash used in financing activities	(332,569)	(111,593)

Net increase (decrease) in cash and cash equivalents	(86,959)	351,773
Cash and cash equivalents, beginning of period	447,868	96,095
Cash and cash equivalents, end of period	$360,909	$447,868

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November 13, 2014

SEGMENT REPORTING

	Three Months Ended			Fiscal Year Ended
	June 30	September 30		September 30
	2014	2014	2013	2014	2013
	(in thousands, except days and per day amounts)
U.S. LAND OPERATIONS
Revenues	$802,279	$824,210	$707,893	$3,099,954	$2,785,449
Direct operating expenses	408,990	422,179	360,628	1,576,702	1,424,716
General and administrative expense	9,548	11,412	9,408	41,573	37,070
Depreciation	112,639	131,990	102,040	455,934	391,072
Segment operating income	$271,102	$258,629	$235,817	$1,025,745	$932,591

Revenue days	26,062	26,812	22,520	100,638	88,620
Average rig revenue per day	$28,126	$28,164	$29,058	$28,194	$28,382
Average rig expense per day	$13,035	$13,170	$13,638	$13,058	$13,029
Average rig margin per day	$15,091	$14,994	$15,420	$15,136	$15,353
Rig utilization	88%	87%	82%	86%	82%

OFFSHORE OPERATIONS
Revenues	$64,554	$63,927	$54,681	$250,811	$221,863
Direct operating expenses	42,446	43,033	38,910	158,834	146,184
General and administrative expense	2,264	2,736	2,241	9,858	8,849
Depreciation	2,848	3,176	3,244	12,300	13,766
Segment operating income	$16,996	$14,982	$10,286	$69,819	$53,064

Revenue days	728	736	736	2,920	2,920
Average rig revenue per day	$64,019	$61,845	$60,415	$63,094	$61,069
Average rig expense per day	$39,716	$39,460	$42,434	$37,653	$37,654
Average rig margin per day	$24,303	$22,385	$17,981	$25,441	$23,415
Rig utilization	89%	89%	89%	89%	89%

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SEGMENT REPORTING

	Three Months Ended			Fiscal Year Ended
	June 30	September 30		September 30
	2014	2014	2013	2014	2013
	(in thousands, except days and per day amounts)
INTERNATIONAL LAND OPERATIONS
Revenues	$81,267	$93,391	$98,504	$355,532	$366,841
Direct operating expenses	63,950	75,326	73,694	274,894	282,335
General and administrative expense	1,169	1,156	986	4,289	3,911
Depreciation	9,578	10,981	9,967	39,932	36,000
Segment operating income	$6,570	$5,928	$13,857	$36,417	$44,595

Revenue days	2,024	2,091	2,315	8,303	8,707
Average rig revenue per day	$35,454	$37,392	$37,113	$37,117	$37,246
Average rig expense per day	$26,130	$28,623	$26,479	$27,278	$27,589
Average rig margin per day	$9,324	$8,769	$10,634	$9,839	$9,657
Rig utilization	74%	69%	87%	76%	82%

Operating statistics exclude the effects of offshore platform management contracts, gains and losses from translation of foreign currency transactions, and do not include reimbursements of “out-of-pocket” expenses in revenue per day, expense per day and margin calculations.

Reimbursed amounts were as follows:

U.S. Land Operations	$69,267	$69,077	$53,499	$262,532	$270,223
Offshore Operations	$5,364	$5,957	$3,267	$19,007	$19,701
International Land Operations	$9,508	$15,205	$12,587	$47,350	$42,542

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Segment operating income for all segments is a non-GAAP financial measure of the Company’s performance, as it excludes general and administrative expenses, corporate depreciation, income from asset sales and other corporate income and expense.  The Company considers segment operating income to be an important supplemental measure of operating performance for presenting trends in the Company’s core businesses.  This measure is used by the Company to facilitate period-to-period comparisons in operating performance of the Company’s reportable segments in the aggregate by eliminating items that affect comparability between periods.  The Company believes that segment operating income is useful to investors because it provides a means to evaluate the operating performance of the segments and the Company on an ongoing basis using criteria that are used by our internal decision makers.  Additionally, it highlights operating trends and aids analytical comparisons.  However, segment operating income has limitations and should not be used as an alternative to operating income or loss, a performance measure determined in accordance with GAAP, as it excludes certain costs that may affect the Company’s operating performance in future periods.

The following table reconciles operating income per the information above to income from continuing operations before income taxes as reported on the Consolidated Statements of Income (in thousands).

	Three Months Ended			Fiscal Year Ended
	June 30	September 30		September 30
	2014	2014	2013	2014	2013
Operating income
U.S. Land	$271,102	$258,629	$235,817	$1,025,745	$932,591
Offshore	16,996	14,982	10,286	69,819	53,064
International Land	6,570	5,928	13,857	36,417	44,595
Other	(1,490)	(2,329)	(1,964)	(9,068)	(8,602)
Segment operating income	$293,178	$277,210	$257,996	$1,122,913	$1,021,648
Corporate general and administrative	(21,241)	(18,939)	(17,268)	(79,419)	(76,420)
Other depreciation	(3,479)	(3,678)	(3,000)	(13,573)	(12,337)
Inter-segment elimination	1,326	1,214	1,121	5,281	4,847
Income from asset sales	2,128	7,695	4,385	19,585	18,923
Operating income	$271,912	$263,502	$243,234	$1,054,787	$956,661

Other income (expense):
Interest and dividend income	373	267	571	1,583	1,653
Interest expense	(1,435)	(300)	(1,544)	(4,654)	(6,129)
Gain on sale of investment securities	23,882	—	—	45,234	162,121
Other	346	(605)	3,186	(636)	(9)
Total other income (expense)	23,166	(638)	2,213	41,527	157,636

Income from continuing operations before income taxes	$295,078	$262,864	$245,447	$1,096,314	$1,114,297

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